Exhibit 99.1

Filed by Zalicus Inc.

Pursuant to Rule 425 under Securities Act of 1933, as amended and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Zalicus Inc.

Registration Statement File No.: 333-195818

ZALICUS LICENSES SODIUM CHANNEL PAIN MODULATION PROGRAM

Exclusive Rights Licensed to AnaBios Corporation in Exchange for more than $17 Million in Potential Milestone Payments and Up to 12% in Potential Sales Royalties

CAMBRIDGE, Mass. – June 18, 2014 – Zalicus Inc. (Nasdaq Capital Market: ZLCS), a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain, today announced that it has licensed its Sodium Channel Modulator program, including intellectual property and related pipeline assets, to AnaBios Corporation in exchange for clinical milestone payments and royalties on potential future sales. Under the terms of the agreement Zalicus will be eligible to receive up to $17.2 million in clinical and regulatory milestone payments and up to 12% of net sales on any future products resulting from this license.

“AnaBios, with its proprietary Phase XTM technology platform supporting candidate selection and clinical development, is an ideal partner to advance these novel, oral, selective, state-dependent sodium channel blockers which represent a promising target for chronic pain,” said Mark H.N. Corrigan, M.D., President and Chief Executive Officer of Zalicus.

This licensing transaction is not expected to impact the amount of Zalicus’ net cash at the closing of its previously announced merger with Epirus Biopharmaceuticals, which is currently expected to be in excess of $9 million. Pursuant to its merger agreement with Epirus Biopharmaceuticals, Inc., the percentage of the combined company that Zalicus stockholders will own as of the closing of the merger is subject to adjustment at the closing based on the level of Zalicus’ net cash as of a determination date prior to the closing. On a pro forma basis, based upon the number of shares of Zalicus common stock to be issued in the merger, (i) current Zalicus stockholders will own approximately 19% of the combined company and current Epirus equityholders will own approximately 81% of the Company if Zalicus’ net cash as of a certain determination date is equal to or in excess of $12 million, (ii) current Zalicus stockholders will own approximately 17% of the combined company and current Epirus equityholders will own approximately 83% of the Company if Zalicus’ net cash as of a certain determination date is in excess of $9 million but less than $12 million, and (iii) current Zalicus stockholders will own approximately 14% of the combined company and current Epirus equityholders will own approximately 86% of the Company if Zalicus’ net cash as of a certain determination date is equal to or less than $9 million. Based on Zalicus’ current level of net cash and taking into account Zalicus’ projected expenses in connection with the merger with Epirus, stockholders of Zalicus would own appropriately 17% of the combined company and current Epirus equityholders would own approximately 83% of the combined company upon closing of the merger. In addition to the cHTS sale, Zalicus is continuing to pursue other opportunities to monetize assets in order to generate additional net cash and increase its stockholders’ percentage ownership of the combined company to 19%. There can be no assurances that Zalicus will be successful in pursuing any such opportunities or that any actions taken by Zalicus to attempt to increase its level of net cash between now and closing will be successful.

About Sodium Channel Modulators

Zalicus has utilized its considerable expertise in Ion channels to generate a pipeline of preclinical agents shown to affect NaV1.7 and NaV1.8 sodium channels. A number of these compounds have been found to both reduce the excitability of neurons and to reverse pain hypersensitivity in animal models of acute and neuropathic pain. Targeting sodium channels in the peripheral and central nociceptive signaling pathways through a unique mechanism of action provides the opportunity to develop novel classes of safe and effective pain therapeutics.

About AnaBios Corporation, Inc.

AnaBios Corporation is a unique contract research organization that will deploy assays and develop databases for the testing of efficacy and safety of drugs in development. This novel platform will create a paradigm shift in the pharmaceutical industry by providing relevant data in advance of clinical trials, further enabling decision making concerning compound selection, dosing, risk mitigation and management. These studies at AnaBios will allow pharmaceutical companies to efficiently advance their drug development sequences at a fraction of the cost and time compared to current development paradigms.

About Zalicus Incorporated

Zalicus Inc. (Nasdaq Capital Market: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain. Zalicus has a portfolio of proprietary clinical-stage product candidates targeting pain and has entered into multiple revenue-generating collaborations with large pharmaceutical companies relating to other products, product candidates and drug discovery technologies. Zalicus applies its expertise in the discovery and development of selective ion channel modulators and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain and oncology.

Zalicus entered into a definitive merger agreement with Epirus Biopharmaceuticals on April 15, 2014, under which Epirus will merge with a wholly-owned subsidiary of Zalicus in an all-stock transaction. Following closing, Zalicus will be re-named Epirus Biopharmaceuticals, Inc. The transaction is currently expected to close during the summer of 2014. To learn more about Zalicus, please visit www.zalicus.com

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Zalicus or Epirus or the solicitation of any vote or approval. In connection with the proposed transaction with Epirus, Zalicus filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) on May 8, 2014, which, as amended, was declared effective on June 6, 2014 (the “Registration Statement”). The joint proxy statement/prospectus of Zalicus and Epirus included in the Registration Statement was filed with the SEC under Rule 424(b)(3) of the Securities Act of 1933 on June 6, 2014 and mailed to Zalicus and Epirus security holders. Investors and security holders of Zalicus and Epirus are urged to read carefully the joint proxy statement/prospectus relating to the merger (including any amendments or supplements thereto) in its entirety, because it contains important information about the proposed transaction.

Investors and security holders of Zalicus may obtain free copies of the definitive joint proxy statement/prospectus for the proposed merger and other documents filed with the SEC by Zalicus through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders of Zalicus may obtain free copies of the definitive joint proxy statement/prospectus for the proposed merger by contacting Zalicus, Attn: Justin Renz, jrenz@zalicus.com. Investors and security holders of Epirus may obtain free copies of the definitive joint proxy statement/prospectus for the merger by contacting Epirus, Attn: Edward Scott, escott@epirusbiopharma.com.

Zalicus and Epirus, and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the agreement between Zalicus and Epirus. Information regarding Zalicus’ directors and executive officers is contained in Zalicus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on March 14, 2014 (as amended by Form 10-K/A which was filed with the SEC on April 30, 2014), the Registration Statement, and the definitive joint proxy statement/prospectus. Information regarding Zalicus’ directors and officers and a more complete description of the interests of Epirus’ directors and officers in the proposed transaction is available in the Registration Statement and the definitive joint proxy statement/prospectus.

Forward-Looking Statements

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the ability of Zalicus to close the Epirus merger, the amount of Zalicus’ net cash at closing and the percentage of stock of the combined company to be received by Zalicus’ stockholders at closing, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Zalicus or its management, before or after the aforementioned merger, may identify forward-looking statements. Zalicus caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Further information on the factors and risks that could affect Zalicus’ business, financial conditions and results of operations are contained in Zalicus’ filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. The forward-looking statements represent the estimates of Zalicus as of the date hereof only, and Zalicus specifically disclaims any duty or obligation to update forward-looking statements.

Contacts:

Justin Renz, CFO, Zalicus Inc.

617-301-7575

JRenz@zalicus.com

Gina Nugent

gnugent@zalicus.com

(c) 2014 Zalicus Inc. All rights reserved.

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